UNITED STATES SECURITY AND EXCHANGE COMMISSION
Washington, DC  20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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CAPE COASTAL TRADING CORPORATION

(Name of Registrant as Specified in Its Charter)

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CAPE COASTAL TRADING CORPORATION
350 Fifth Avenue, Suite 3304
New York, NY 10018

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on December 30, 2004

To the stockholders of Cape Coastal Trading Corporation:

Notice is hereby given that an annual meeting of stockholders Cape Coastal Trading Corporation (the “Company”) will be held on December 30, 2004 at 10:00 a.m. at 350 Fifth Avenue, Suite 3304, New York, NY 10018 for the following purposes:

1.     To re-elect two Directors. The re-election of Kwajo M. Sarfoh and Trae O’Neil High as Directors.

2.     To ratify the appointment of Thomas Leger & Co. L.L.P. as the corporation’s independent auditors for fiscal year 2004.

3.     To transact such other business as may properly come before the annual meeting.

        Common stockholders of record on the close of business on December 3, 2004 are entitled to notice of the meeting. All stockholders are cordially invited to attend the meeting in person.

By Order of the Board of Directors,

/s/ Kwajo M. Sarfoh

Kwajo M. Sarfoh Chief Executive Officer and Director

December 3, 2004

CAPE COASTAL TRADING CORPORATION
350 Fifth Avenue, Suite 3304
New York, NY 10018

         INFORMATION STATEMENT

December 3, 2004

        This Information Statement is furnished by the Board of Directors of Cape Coastal Trading Corporation (the “Company” or “CCTR”) to provide notice of an annual meeting of stockholders of CCTR which will be held on December 30, 2004 at 10:00 a.m. at 350 Fifth Avenue, Suite 3304, New York, NY 10018.

        The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on December 3, 2004 (the “Record Date”). This Information Statement will be first mailed on or about December 6, 2004 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 2,300,375 shares of the Company’s common stock, $.001 par value per share (“Common Stock”). The holders of all outstanding shares of Common Stock are entitled to one vote per share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

        The presence at the annual meeting of the holders of a majority of the shares of the Company entitled to vote shall constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than those referred to in this Information Statement.

        Each of the other matters scheduled to come before the annual meeting, including the election of the Directors, requires the approval of a majority of the votes cast at the annual meeting. Kwajo M. Sarfoh and Trae O’Neil High (the “Majority Stockholders”) can vote an aggregate of 1,624,906 shares (or 70.6%) of our outstanding Common Stock. Accordingly, Mr. Sarfoh and Mr. High will be able to approve the matters presented in this Information Statement. The Company is not soliciting your vote as the Majority Shareholders will be present at the annual meeting and already have the vote in hand.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Proposal 1
Re-election of Two Directors

        Two directors are to be elected to serve until the next annual meeting of the shareholders and until their successors are elected and shall have qualified. The Board of Directors has nominated Kwajo M. Sarfoh and Trae O’Neil High to serve as directors (the “Nominees,” or individually the “Nominee”). Mr. Sarfoh is currently serving as a Director, Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), President and Treasurer of the Company. Mr. High is currently serving as a Director, Vice President and Secretary of the Company. The Board of Directors has no reason to believe that any Nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders’ meetings, including vacancies resulting from an increase in the number of directors may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders’ meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

        The following biographical information is furnished with respect to each of the Nominees. The information includes the individual’s present position with the Company, period served as a director, and other business experience during the past five years.

Directors

        Kwajo M. Sarfoh, 32, has served as our president, director and treasurer since our incorporation in August 2002. Mr. Sarfoh is a native citizen of Ghana, Africa and maintains established relationships within Ghana. Mr. Sarfoh has lived in the United States for over 29 years and currently resides in New York City. The diverse culture and artistic nature found within the United States leads Mr. Sarfoh to believe that an active market exists for the Company’s products. From September 2000 to January 2001, Mr. Sarfoh was employed at Flott & Co. as a Law Associate specializing in international tax. From August 2001 to November 2003, Mr. Sarfoh was employed as a Federal Tax Consultant at Deloitte & Touche LLP. Beginning December 2003, Mr. Sarfoh has worked as a Senior Associate at Ernst & Young. Mr. Sarfoh received a bachelor degree in economics from the State University of New York at Albany, a law degree from Boston University Law School, a masters in business administration from Boston University School of Management, and a masters of law in taxation from Georgetown University Law Center.

        Trae O’Neil High, 34, has served as an officer, director and secretary of the Company since its incorporation in August 2002. From May 1998 to August 2000, Mr. High was employed with Excel Communications, Inc. as a tax research specialist. From July 2001 to October 2003 Mr. High was employed as an International Tax Consultant at Deloitte & Touche LLP. Beginning August 2003, Mr. High has worked as an Associate at David M. Loev, Attorney at Law. Mr. High received his bachelor degree in business administration from the University of Texas at Austin, a master of science in accounting from University of Texas at Dallas, a law degree from Southern Methodist University, and a masters of law in taxation from Georgetown University Law Center.

        All directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board.

Section 16(A) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and persons who own more than 10% of a class of the Company’s equity securities which are registered under the Exchange Act to file with the Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by the Securities and Exchange Commission (the “Commission” or the “SEC”) regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

        To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report failed to file on a timely basis during the most recent fiscal year or prior fiscal years. Based on stockholder filings with the SEC Kwajo M. Sarfoh, Trae O’Neil High, and David M. Loev are subject to Section 16(a) filing requirements.

Meetings, Attendance and Consents of the Board of Directors

        During the last full fiscal year, the Board of Directors held one (1) meeting in person. All of the Directors of the Board of Directors executed one (1) Consent to Action Without a Meeting of Board of Directors.

No Standing Audit, Nominating or Compensation Committee

        We have no standing audit, nominating, compensation committee, or any other committees of the Board of Directors and therefore there were no committee meetings. Our Board of Directors believes that it is appropriate for us not to have a nominating committee because Kwajo M. Sarfoh, a Majority Shareholder, makes such nominations and has the ability, voting solely his shares of Common Stock, to have such nominations approved at an annual or special meeting, or by written consent to action, of our stockholders.

Security Holder Communications with Our Board of Directors

        Our Board of Directors accepts all written communications from security holders. Security holders wishing to communicate with our Board of Directors may send written communications directly to Trae O’Neil High, Director, at 350 Fifth Avenue, Suite 3304, New York, New York 10018.

Executive Compensation

        The company’s two directors and executive officers, Mr. Sarfoh and Mr. High, did not accrue and do not receive any compensation for their services performed during the past calendar year.

SUMMARY COMPENSATION TABLE
ANNUAL COMPENSATION

Name & Principal Position	Year	Salary

Kwajo M. Sarfoh	2004	$0
CEO, CFO, President	2003	$0
Treasurer and Director	2002	$0

Trae O. High	2004	$0
Vice President,	2003	$0
Secretary and Director	2002	$0

Security Ownership of Management and Certain Security Holders

        The following table sets forth information as of December 3, 2004, with respect to the beneficial ownership of the common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the common stock:

	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owners	Number	Percent

Kwajo M. Sarfoh(2)	1,424,906	61.9%

Trae O. High(2)	200,000	8.7%

David M. Loev(3)	575,094	25.0%

All officers and directors	1,624,906	70.6%
as a group (2 people)

(1)     The number of shares of common stock owned are those “beneficially owned” as determined under the rules of the Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. As of December 3, 2004 there were 2,300,375 shares of common stock outstanding.

(2)     The business address of Kwajo M. Sarfoh and Trae O’Neil High is 350 Fifth Avenue, Suite 3304, New York, New York, 10018.

(3)     The business address of David M. Loev is 2777 Allen Parkway, Suite 1000, Houston, Texas 77019.

Certain Relationships and Related Transactions

Advances

        The Majority Shareholders loan the Company money from time to time. As of September 30, 2004, the Company owed $4,548, $3,613, and $902 (or an aggregate of $9,063) to Trae O’Neil High, Kwajo M. Sarfoh and David M. Loev for purchases they made and expenses they paid on behalf of the Company.

Proposal 2
Ratification of the appointment of Thomas Leger & Co., LLP,
as the Company’s Independent Auditors

        The Board of Directors has selected Thomas Leger & Co., LLP (“Thomas”), as independent auditors for the Company for fiscal year 2004 and recommends that the shareholders vote for ratification of such appointment. Thomas has served as the Company’s independent auditors since its incorporation on August 16, 2002.

        The Company does not anticipate a representative from Thomas to be present at the annual shareholders meeting. In the event that a representative of Thomas is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Thomas for professional services rendered for the audit of the Company’s financial statements and review of the financial statements for the fiscal year ended December 31, 2003, were $4,000 and $3,450, respectively.

        The aggregate fees billed by Thomas for professional services rendered for the audit of the Company’s financial statements for the period from August 16, 2002 (“Inception”) to December 31, 2002, was $4,231 .

Audit Related Fees, Tax Fees, and All Other Fees

      Audit related fees for the fiscal year ended December 31, 2003 were $1,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THOMAS LEGER & CO. LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

Other Matters

        The Board of Directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented by others.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Kwajo M. Sarfoh

Kwajo M. Sarfoh Chief Executive Officer and Director

December 3, 2004